Exhibit 99.1

                             RESIGNATION AS DIRECTOR

TO: The Board of Directors of Orofino Gold Corp. (the "Corporation")


I, Salvador Rivero Cortina, the undersigned, hereby resign as a member of the Board of Directors of the Corporation, which resignation shall become effective immediately.


DATED: 25th. Jun 2012


/s/ Salvador Rivero Cortina
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Salvador Rivero Cortina
Full Name (Please Print)